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                                                                   Exhibit 3.27

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                        DAMERON-PIERSON COMPANY, LIMITED

         DAMERON-PIERSON COMPANY, LIMITED, a corporation organized and existing under the laws of the State of Louisiana, hereby certifies as follows:

         1. The name of the corporation is DAMERON-PIERSON COMPANY, LIMITED. Its registered office is in the parish of Orleans. The date of incorporation was July 24, 1912.
                  The date of the amendment and restatement of the Articles of Incorporation was September 25, 1998.

         2. These Amended and Restated Articles of Incorporation amend and restate the Articles of Incorporation in their entirety. Each amendment has been effected in conformity with Louisiana Law.

         3. The text of the Articles of Incorporation as amended and restated heretofore reads as herein set forth in full:

                  1. The name of this corporation is US OFFICE PRODUCTS, LOUISIANA DISTRICT, INC.
                  2. This corporation is formed for the purpose of engaging in any lawful activity for which corporations may be formed.
                  3.  The duration of this corporation is perpetual.
                  4.  The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares of Common Stock.
                  5.  The shares shall consist of one class only and are without par value.
                  6. The corporation's federal tax identification number is 72-0165110.


         4. These Amended and Restated Articles of Incorporation were duly authorized by the board of directors in accordance with R.S. 12:34, La. Rev. Stats., 1950.

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         5.       As authorized by the Articles of Incorporation of this
                  corporation and by R.S. 12:33 (A), La. Rev. Stats., 1950; any amendment herein set forth was adopted by the Board of Directors of this corporation.



         IN WITNESS WHEREOF, this instrument has been signed on behalf of DAMERON-PIERSON COMPANY, LIMITED by its Vice President and Secretary on this Twenty-Fifth day of September, 1998.

                           DAMERON-PIERSON COMPANY, LIMITED


                                 By:       /s/  Kathleen M. Delaney
                                    -------------------------------------------
                                                            Vice President

                                 By:          /s/  Mark D. Director
                                    -------------------------------------------
                                                            Secretary


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STATE OF         DISTRICT OF
COUNTY OF        COLUMBIA

         BE IT KNOWN that on this 28th day of September, 1998, before me the undersigned, a Notary Public in and for the County and State aforesaid, duly commissioned and qualified, there came and appeared Kathleen M. Delaney, known to me, Notary, and known by me to be the Vice President of Dameron-Pierson Company, Limited who signed the within and foregoing instrument before me and who acknowledged to me, Notary, that she signed, executed, and delivered said instrument in her capacity as Vice President of Dameron-Pierson Company, Limited for the uses and purposes therein set forth and apparent.

         IN WITNESS WHEREOF the said appearer has signed these presents and I have hereunto affixed my official hand and seal, on the day and date first herein above written, after due reading of the whole.

                                         /s/  Scarlett Bates
                                      -----------------------------------------

Scarlett Bates
----------------------------
NOTARY PUBLIC




STATE OF            DISTRICT OF
COUNTY OF        COLUMBIA

         BE IT KNOWN that on this 28th day of September, 1998, before me the undersigned, a Notary Public in and for the County and State aforesaid, duly commissioned and qualified, there came and appeared Mark D. Director, known to me, Notary, and known by me to be the Secretary of Dameron-Pierson Company, Limited who signed the within and foregoing instrument before me and who acknowledged to me, Notary, that he signed, executed, and delivered said instrument in his capacity as Secretary of Dameron-Pierson Company, Limited for the uses and purposes therein set forth and apparent.

         IN WITNESS WHEREOF the said appearer has signed these presents and I have hereunto affixed my official hand and seal, on the day and date first herein above written, after due reading of the whole.

                                         /s/  Scarlett Bates
                                     ------------------------------------------

Scarlett Bates
----------------------------
NOTARY PUBLIC